                                                                    EXHIBIT 12.1


EOP OPERATING LIMITED PARTNERSHIP AND EOP PARTNERSHIP PREDECESSORS RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS (DOLLARS IN THOUSANDS)

                                                                                    EOP Operating Limited Partnership
                                                                       -------------------------------------------------------------
                                                                             For the            For the              For the
                                                                            year ended         year ended           year ended
                                                                         December 31, 2001   December 31, 2000    December 31, 1999
                                                                       -------------------------------------------------------------

Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, net gain / (loss) on sales of real estate,
  extraordinary items and cumulative effect of a change
  in accounting principle                                                     $   563,767        $   446,617        $   418,569
                                                                        -------------------------------------------------------
Plus Taxes                                                                          8,837              2,719                654
                                                                        -------------------------------------------------------
Plus Fixed Charges:
    Interest expense                                                              728,251            525,787            413,995
    Capitalized interest                                                           25,871             14,764             18,030
    Loan amortization cost                                                          5,810              9,746              4,693
                                                                        -------------------------------------------------------
                Fixed charges                                                     759,932            550,297            436,718
Plus preferred distributions, net                                                  57,041             43,348             43,603
                                                                        -------------------------------------------------------
Subtotal Fixed charges and preferred distributions, net                           816,973            593,645            480,321
                                                                        -------------------------------------------------------
Plus amortization of capitalized interest                                           1,299              1,057                522
Plus distributed income of investments in unconsolidated joint ventures            82,409             63,942             14,389
Less preferred distributions, net                                                 (57,041)           (43,348)           (43,603)
Less capitalized interest                                                         (25,871)           (14,764)           (18,030)
                                                                        -------------------------------------------------------

Earnings                                                                      $ 1,390,373        $ 1,049,868        $   852,822
                                                                         ======================================================

Fixed Charges:
Interest expense                                                              $   728,251        $   525,787        $   413,995
Capitalized interest                                                               25,871             14,764             18,030
Loan amortization cost                                                              5,810              9,746              4,693
                                                                        -------------------------------------------------------

 Fixed Charges                                                                $   759,932        $   550,297        $   436,718
                                                                        -------------------------------------------------------

Preferred distributions, net                                                       57,041             43,348             43,603
                                                                        -------------------------------------------------------
Subtotal Fixed charges and preferred distributions, net                       $   816,973        $   593,645        $   480,321
                                                                        =======================================================

Ratio of earnings to combined fixed charges and preferred distributions               1.7                1.8                1.8
                                                                        =======================================================


                                                             EOP Operating Limited Partnership
                                                       ---------------------------------------------  EOP Partnership Predecessors
                                                               For the          For the period from      for the period from
                                                              year ended       July 11, 1997 through        January 1, 1997
                                                           December 31, 1998     December 31, 1997     through July 10, 1997
                                                       ----------------------------------------------------------------------------


Income before allocation to minority interests,
  income from investment in unconsolidated joint
  ventures, net gain / (loss) on sales of real estate,
  extraordinary items and cumulative effect of a change
  in accounting principle                                    $   371,175                $   92,578                     48,103

                                                        ---------------------------------------------------------------------
Plus Taxes                                                         1,664                       200                        900
                                                        ---------------------------------------------------------------------
Plus Fixed Charges:
    Interest expense                                             338,611                    76,675                     80,481
    Capitalized interest                                          15,077                     1,890                      3,699
    Loan amortization cost                                         6,404                     4,178                      2,771
                                                        ---------------------------------------------------------------------
                Fixed charges                                    360,092                    82,743                     86,951
Plus preferred distributions, net                                 32,202                       649                         --

                                                       ----------------------------------------------------------------------
Subtotal Fixed charges and preferred distributions, net          392,294                    83,392                     86,951
                                                       ----------------------------------------------------------------------
Plus amortization of capitalized interest                            380                        89                         97
Plus distributed income of investments in unconsolidated
 joint ventures                                                   17,526                     3,348                      3,675
Less preferred distributions, net                                (32,202)                     (649)                        --
Less capitalized interest                                        (15,077)                   (1,890)                    (3,699)
                                                       ----------------------------------------------------------------------

Earnings                                                     $   735,760                $  177,068                $   136,027
                                                       ======================================================================

Fixed Charges:
Interest expense                                             $   338,611                 $  76,675                $    80,481
Capitalized interest                                              15,077                     1,890                      3,699
Loan amortization cost                                             6,404                     4,178                      2,771
                                                       ----------------------------------------------------------------------

 Fixed Charges                                               $   360,092                 $  82,743                $    86,951
                                                       ----------------------------------------------------------------------

Preferred distributions, net                                      32,202                       649                         --
                                                       ----------------------------------------------------------------------
Subtotal Fixed charges and preferred distributions, net      $   392,294                 $  83,392                $    86,951
                                                       ======================================================================

Ratio of earnings to combined fixed charges and
 preferred distributions                                             1.9                       2.1                        1.6
                                                       ======================================================================
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